SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    Form 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

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Date of Report  (Date of earliest event reported)   June 12, 2000
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                    Puradyn Filter Technologies Incorporated
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             (Exact name of registrant as specified in its chapter)


         Delaware                      0-29192                 14-1708544
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(State or other jurisdiction         (Commission            (I.R.S. Employer
      of incorporation)              File Number)           Identification No.)


3020 High Ridge Road, Suite 100, Boynton Beach, Florida           33426
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(Address of principal executive offices)                        (Zip Code)


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          (Former name or former address, if changed since last report)



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ITEM 5.  Other Events.

At the June 12, 2000 meeting of the Board of Directors of the Company, two additional members were added to the Board, bringing to five the total number of Directors.

One of the two new Directors, Peter H. Stephaich, is currently Chairman, Chief Executive Officer and President of Blue Danube Incorporated, a private holding company engaged in the river transportation industry on the Upper Ohio River. Mr. Stephaich has been on the Board of Directors since 1982 and has held the titles of Chief Executive Officer and President since 1995. Prior to 1995, Mr. Stephaich worked for various financial institutions, including four years at Bankers Trust Company where he provided international financial advisory services to the transportation and aerospace industries. Mr. Stephaich serves on the board of the Association for the Development of Inland Navigation in America's Ohio Valley, is a commissioner of the Port of Pittsburgh and is a trustee of the Landmarks Financial Corporation.

The other new director, Octavio Serena Di LaPaigio, is a principal of The Lynx Partners, a private equity consulting firm. He is also President of The Explorer and Fiber Group, and is a director and Vice President of Financial Performance Corporation, a publicly traded financial company. From 1993 to 1999, Mr. Serena was with Citicorp Venture Capital, a leveraged buy-out company, and from 1993 to 1997 he was President and Director of Galaxy Energy USA, a privately held oil trading company and served as interim Chairman and Director of RES Associates, a Citicorp Venture Capital portfolio company. Mr. Serena co-founded and was managing director of The Lynx Partners from 1987 to 1993 and prior to that time was associated for five years each with Bankers Trust Company as Vice President and with J.P.Morgan as Assistant Treasurer. Mr. Serena is on the Advisory Board of the American Museum of Natural History and is on the Board of Directors of Saint David's School and the American School in Florence, Italy.


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                                    SIGNATURE


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                     PURADYN FILTER TECHNOLOGIES INCORPORATED



                                     By:  /s/ Alan J. Sandler
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                                          Alan J. Sandler, Vice President


June 22, 2000





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